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                                                                     EXHIBIT 4.1

                                 THIRD AMENDMENT

                  THIRD AMENDMENT (this "Amendment"), dated as of April 12, 2000, among INFOUSA INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of July 23, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement");

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

                  NOW, THEREFORE, it is agreed:

                  1. Section 2.02(i)(x) of the Credit Agreement is hereby amended by deleting the amount of "$5,000,000" appearing therein and inserting the amount $10,000,000" in lieu thereof:

                  2. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date (as defined in Section 6 of this Amendment), both before and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and (ii) there exists no Default or Event of Default on the Third Amendment Effective Date, both before and after giving effect to this Amendment.

                  3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.


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                  5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  6. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

                  7. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                     * * *


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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                      INFOUSA INC.

                                      By:   /s/ STORMY L. DEAN
                                         ---------------------------------------
                                         Name:  Stormy L. Dean
                                         Title: Chief Financial Officer


                                      BANKERS TRUST COMPANY,
                                        Individually and as Administrative Agent

                                      By:   /s/ DAVID J. BELL
                                         ---------------------------------------
                                         Name:  David J. Bell
                                         Title: Principal


                                      US BANK NATIONAL ASSOCIATION

                                      By:   /s/ KEVIN D. MUNRO
                                         ---------------------------------------
                                         Name:  Kevin D. Munro
                                         Title: Vice President


                                      UNION BANK OF CALIFORNIA, N.A.

                                      By:   /s/ HAGOP V. JAZMADARIAN
                                         ---------------------------------------
                                         Name:  Hagop V. Jazmadarian
                                         Title: Vice President


                                     [AND OTHER PARTICIPATING LENDERS]